Exhibit 99.1

Geeknet Appoints Eric Semler to its Board of Directors and
Kathryn McCarthy as Chairman of the Board

FAIRFAX, Va., July 31, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced the appointment Eric Semler, founder and president of TCS Capital Management, to Geeknet's Board of Directors.

(Logo: http://photos.prnewswire.com/prnh/20120510/MM05555LOGO)

Geeknet also announced that Kathryn McCarthy, currently the Chief Executive Officer of Geeknet and a Director, has been appointed Chairman of the Board. Ken Langone will remain as a Director. Derek Smith continues to serve as Geeknet's lead independent director.

Ms. McCarthy commented, "We are thrilled to have Eric join our Board. He is one of our largest investors and his deep experience in new media and ecommerce will serve as a great asset to the company and the Board. I am also excited to assume the position of Chairman and will continue to serve Geeknet's stockholders, customers and employees to bring the best products to geeks everywhere."

Eric founded TCS Capital Management in 2001 and is responsible for managing investments in a range of technology, entertainment, media and communications companies. Prior to founding TCS, Eric was a managing director responsible for making investments in media and telecommunications companies and also worked as an investment banker following his graduation from Harvard Law School and Harvard Business School with a joint JD/MBA. Before attending graduate school, Eric was a journalist for the New York Times and The Moscow News and co-authored two books.

"I've thoroughly enjoyed my time serving as Chairman of the Board. Geeknet has made tremendous progress over the past few years and I believe we have a large opportunity in front of us," said Ken Langone, Director of Geeknet. "I will continue to leverage my expertise as a Director and look forward to supporting Katy in her new role as Chairman of the Board."

About Geeknet, Inc.

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com or geek.net.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements. These statements are based on our current expectations and involve risks and uncertainties. Such statements include, but are not limited to, those relating to our expectations and beliefs regarding the Company's growth prospects and the ability of our new management team to effectively manage our business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management's strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT – F

SOURCE Geeknet, Inc.

CONTACT: Stacie Bosinoff, or Nicole Gunderson, both of The Blueshirt Group,+1-415-217-7722, ir@geek.net, for Geeknet, Inc